COMPUTATION OF EARNINGS PER SHARE





                                                                       Three month period ended June 30,
                                                                             1998                1997


Weighted average shares outstanding
            Common stock                                                   5,037,995           2,839,286

Net loss                                                                 $  (681,531)         $ (264,186)

Net loss per share (1)                                                        ($0.14)             ($0.09)



                                                                        Six month period ended June 30,
                                                                            1998                  1997

Weighted average shares outstanding
            Common stock                                                   4,036,259           2,839,286

Net loss                                                               $  (1,210,878)       $   (548,840)

Net loss per share (1)                                                       ($0.30)              ($0.19)


     (1) There is no difference between basic and diluted net loss per share.
